SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 28, 2003

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2949
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2949
Milwaukee, WI 53201
(414) 221-2345

001-07530	WISCONSIN GAS COMPANY	39-0476515
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

WISCONSIN ENERGY CORPORATION

WISCONSIN ELECTRIC POWER COMPANY

WISCONSIN GAS COMPANY

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

Wisconsin Energy Corporation announced on April 28, 2003 that Paul Donovan, the company's executive vice president and chief financial officer, has decided to retire in early 2004. In preparation for his departure, Donovan will relinquish the title of chief financial officer on June 30, 2003, but will continue as a special advisor to the chief executive officer until his retirement. The announcement was made by Richard A. Abdoo, Wisconsin Energy's chairman and chief executive officer.

Donovan was instrumental in helping Wisconsin Energy refocus on its core competencies of electric generation, electric and gas distribution and pump manufacturing and has been a driving force behind the development and implementation the company's growth strategy and our Power the Future plan.

Since the company announced its growth strategy in September 2000, Wisconsin Energy Corporation stock has outperformed the S&P 500 Stock Index and the Dow Jones Utility Average. In 2002, Wisconsin Energy ranked eighth out of 65 utilities nationwide in the EEI Utility Index in total shareholder return.

Donovan joined Wisconsin Energy in August 1999 from Sundstrand Corporation where he was executive vice president and chief financial officer. Before that, he held a variety of corporate financial positions at Allied Signal, Inc. Donovan also held finance positions with Ford Motor Company. A graduate of Fairfield University, he earned an MBA in finance from the University of Michigan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: April 28, 2003	Stephen P. Dickson -- Controller and
Principal Accounting Officer

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: April 28, 2003	Stephen P. Dickson -- Controller and
Principal Accounting Officer

WISCONSIN GAS COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: April 28, 2003	Stephen P. Dickson -- Controller and
Principal Accounting Officer